Exhibit 99.1

Depomed and Starboard Announce Settlement Agreement

- Depomed Board to Include Three New Independent Directors -

- Starboard to Withdraw Request for Special Meeting -

Newark, CA — October 17, 2016 - Depomed Inc. (NASDAQ: DEPO) today announced that it has entered into a settlement agreement (“Agreement”) with its second largest shareholder, Starboard Value LP (together with its affiliates, “Starboard”), regarding the composition of the Depomed, Inc. (the “Company” or “Depomed”) Board of Directors (the “Board”). Starboard has agreed to withdraw its proxy solicitation and Special Shareholder Meeting request, thereby cancelling the previously scheduled November 15, 2016 Special Shareholder Meeting.

Under the terms of the Agreement, three independent directors appointed by Starboard, James P. Fogarty, Robert G. Savage and James L. Tyree, will join the six current directors on Depomed’s Board.

“We are pleased to have reached this agreement with Starboard, which we believe is in the best interests of our shareholders,” said Jim Schoeneck, President and CEO of Depomed. “We are confident that we are aligned to deliver significant value to our shareholders.”

In connection with entering into the Agreement, the Board amended the Company’s Bylaws (“Bylaws”) to move the window for shareholders to make nominations of directors at, and bring other shareholder proposals before, the 2017 Annual Meeting of Shareholders to March 15, 2017 through April 15, 2017. As part of the Agreement, Starboard, which is a 9.8% shareholder in the Company, has agreed to certain standstill restrictions until the beginning of this nomination period.

“We are pleased to have reached an agreement to work with Depomed.  We believe the addition of these three highly qualified directors will add to the experience in the boardroom and expect that the board and management team will focus on delivering significant value for shareholders,” said Jeffrey C. Smith, Chief Executive Officer and Chief Investment Officer of Starboard Value.

The complete Agreement and the amended Bylaws will be included as exhibits to the Company’s current report on Form 8-K, which will be filed with the Securities and Exchange Commission.

About Depomed

Depomed is a leading specialty pharmaceutical company focused on enhancing the lives of the patients, families, physicians, providers and payors we serve through commercializing innovative products for pain and neurology related disorders. Depomed markets six medicines with areas of focus that include mild to severe acute pain, moderate to severe chronic pain, neuropathic pain, migraine and breakthrough cancer pain. Depomed is headquartered in Newark, California. To learn more about Depomed, visit www.depomed.com.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and fundamental approach to investing in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to risks detailed in the Company’s Securities and Exchange Commission filings, including the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the Company’s plans or objectives will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Contact:

Depomed, Inc.

Christopher Keenan
VP, Investor Relations and Corporate Communications
510-744-8000
ckeenan@depomed.com

Media Contacts:

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann
415-869-3950

Andy Brimmer / Adam Pollack
212-355-4449